UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 20, 2017

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 20, 2017, the Compensation Committee of the Board of Directors of WSI Industries, Inc. (the “Company”) recommended and the Company’s Board of Directors approved a cash bonus to Michael J. Pudil, the Company’s President and Chief Executive Officer, of $80,000 in recognition of his achievements in 2017. Additionally, the Compensation Committee recommended and the Board of Directors approved continuing Mr. Pudil’s annual base salary at the current amount of $150,000.

On December 20, 2017, the Company’s Compensation Committee also approved equity awards to the Company’s executive officers. Mr. Pudil was awarded 25,000 shares of the Company’s common stock, vested immediately, and an option for 50,000 shares of the Company’s common stock, vesting as to one-half of the shares on the date of grant and as to one-half of the shares on the six month anniversary of the date of grant. Mr. Paul D. Sheely, the Company’s Chief Financial Officer, was awarded an option to purchase 12,000 shares of the Company’s common stock that will vest in three equal installments on the 6 month, 18 month, and 30 month anniversaries of the date of grant. The equity awards were granted under the Company’s 2005 Stock Plan, as amended (the “Plan”). The stock options have an exercise price of the fair market value of the Company’s common stock on the date of grant as determined under the Plan, have a term of ten years and in other respects are subject to the terms and conditions of the Plan. The grant date for the equity awards will be December 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Michael J. Pudil
Michael J. Pudil
President and Chief Executive Officer

Date: December 26, 2017